Exhibit 99.1

Energy Fuels Announces 2016 Results

LAKEWOOD, CO, March 10, 2017 /CNW/ - Energy Fuels Inc. (NYSE MKT:UUUU; TSX:EFR) ("Energy Fuels" or the "Company"), today reported its financial results for the year ended December 31, 2016.  The Company's Annual Report on Form 10-K has been filed with the U.S. Securities and Exchange Commission ("SEC"), and may be viewed on the Electronic Document Gathering and Retrieval System ("EDGAR") at www.sec.gov/edgar.shtml, on the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com, and on the Company's website at www.energyfuels.com.  Unless noted otherwise, all dollar amounts are in US dollars.

Financial & Operational Highlights:

•	$54.55 million of total revenue was realized by the Company.
•	At December 31, 2016, the Company had $24.02 million of working capital, including cash and cash equivalents of $16.90 million and approximately 490,000 pounds of uranium concentrate inventory.
•	Gross Profit of $13.74 million from mining and milling operations was realized by the Company.
•	Gross profit margin from uranium recovery operations of approximately 25%.
•	A net loss attributable to the Company of $39.41 million.
•	1,150,000 pounds of U3O8 sales were completed by the Company at an average realized price of $47.42 per pound. 850,000 pounds of sales were pursuant to long-term contracts at an average price of $56.64 per pound and 300,000 pounds of sales were from a spot sale at a price of $21.10 per pound.
•	1,015,000 pounds of U3O8 were recovered by the Company.

Stephen P. Antony, Energy Fuels' President and CEO stated:  "Amidst market uncertainty and volatility, Energy Fuels has enhanced its readiness for a uranium market recovery.  We believe we lowered our portfolio-wide cost of production through the acquisition of the Alta Mesa ISR Project.  The Nichols Ranch ISR Project continued to perform well.  And, the Canyon Mine delivered some exceptional drill results.  We knew Canyon was an excellent high-grade uranium deposit.  However, underground drilling has exceeded our already high expectations.  We have identified additional zones of high-grade uranium mineralization.  But the big surprise was our discovery of areas of high-grade copper mineralization.  We look forward to providing markets with more information on the Canyon deposit as the year goes on.

"While uranium markets continue to find their footing, we believe Energy Fuels continues to differentiate itself in terms of our readiness to respond to improving uranium market conditions.  As prices improve, we have the option to quickly construct new wellfields at Nichols Ranch and Alta Mesa.  We can also place the Canyon Mine into production and restart operations at our standby mines.  While our current plan calls for reducing production in 2017, if we receive the correct market signals, we have the ability to quickly change our plans and capture the benefits of improving prices."

Mergers & Acquisition Highlights:

On June 17, 2016, the Company completed its acquisition of Mesteña Uranium, LLC ("Mesteña").  This acquisition added the Alta Mesa ISR Project ("Alta Mesa") in South Texas to the Company's portfolio.  At the closing, Energy Fuels issued 4,551,284 common shares of the Company to the owners of Mesteña.  The acquisition of Alta Mesa is expected to expand Energy Fuels' lower-cost uranium recovery capabilities.  Alta Mesa is currently on care and maintenance and is expected to resume uranium recovery operations upon sufficient improvement in uranium prices.  In addition, on August 2, 2016, the Company announced a significant maiden uranium resource estimate for Alta Mesa.  According to a technical report, prepared and filed in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects ("NI 43-101"), Alta Mesa holds a total of 1.6 million tons of measured and indicated mineral resources with an average grade of 0.111% U3O8 containing 3.6 million pounds of uranium, along with 7.0 million tons of inferred mineral resources with an average grade of 0.121% U3O8 containing 16.8 million pounds of uranium.

On May 27, 2016, the Company completed its acquisition of Sumitomo Corporation's ("Sumitomo's") 40% interest in the Roca Honda Project for:  (i) 1,212,173 common shares of the Company; and (ii) once commercial mineral extraction is commenced at the Roca Honda Project, an additional $4.5 million of cash payable at that time.  As a result of this transaction, the Company now owns 100% of the Roca Honda Project, which is one of the largest and highest-grade uranium deposits in the U.S.  In addition, on December 23, 2016, the Company announced that an updated Preliminary Economic Assessment on the Roca Honda Project had been prepared and filed in accordance with NI 43-101.

Other Highlights:

The Company continued shaft-sinking operations at its Canyon Project in 2016, and expects to complete the shaft to a total depth of 1,470 feet in March 2017.  Underground drilling to further define the Canyon deposit commenced in 2016 and is expected to be completed in March 2017.  While evaluation of the core samples is ongoing, samples assayed to date indicate zones of high-grade uranium, which are expected to expand the previously estimated mineral resource, and newly discovered copper mineralization.  The best uranium intercepts (based on chemical assay and grade-thickness) include 6.0-feet of mineralization with an average grade of 16.99% U3O8, 46.0-feet of mineralization with an average grade of 1.37% U3O8, and 41-feet of mineralization with an average grade of 1.09% U3O8.  Twenty previously released drill intercepts, with a total intercept length of 645-feet have ranged between 1.20% and 26.20% Cu.  The Company is evaluating the potential for recovering all or a portion of this copper at its White Mesa Mill as a value-added byproduct along with the recovery of uranium.

On April 15, 2016, the Company announced that Mark Chalmers had been appointed as the Company's Chief Operating Officer effective July 1, 2016, in order to oversee all of the Company's conventional and ISR operations.  In addition, on January 31, 2017 Mr. Harold Roberts retired as the Company's Executive Vice President of Conventional Operations.

Selected Summary Financial Information:

$000, except per share data	Year ended December 31, 2016	Year ended December 31, 2015	Year ended December 31, 2014
Results of Operations:
Total revenues	$54,552	$61,351	$46,253
Gross profit	13,737	23,734	16,346
Net loss attributable to the company	(39,413)	(82,217)	(86,635)
Basic and diluted earnings (loss) per share	(0.70)	(2.46)	(4.41)

$000's	As at December 31, 2016	As at December 31, 2015
Financial Position:
Working capital	$24,023	$35,131
Property, plant and equipment	37,582	29,069
Mineral properties	92,625	91,031
Total assets	196,457	192,280
Total long-term liabilities	46,487	38,937

Operations and Sales Outlook:

In response to continued uranium price weakness and market uncertainty, the Company expects to defer further development of its Nichols Ranch ISR Project ("Nichols Ranch") beyond its ninth header house and keep the Alta Mesa Project on care and maintenance.  The Company is also seeking new sources of revenue, including new sources of alternate feed materials and new fee processing opportunities at the White Mesa Mill.  The Company will also complete its evaluation of the Canyon Project as discussed below.  In addition, the Company is continuing to manage its activities and assets conservatively, maintaining its substantial uranium resource base and its ISR and conventional uranium extraction and recovery capabilities.

Extraction and Recovery – ISR Uranium Segment

The Company recovered approximately 335,000 pounds of U3O8 from Nichols Ranch for the year ended December 31, 2016. The Company expects to produce approximately 350,000 pounds in the year ending December 31, 2017 from Nichols Ranch.

At December 31, 2016, the Nichols Ranch wellfields had eight header houses extracting uranium.  The Company completed a ninth header house and began extracting uranium in March 2017.  Until such time that improvement in uranium market conditions is observed or suitable sales contracts can be entered into, the Company intends to defer development of further header houses at Nichols Ranch and to keep Alta Mesa on care and maintenance.

Permitting of the Jane Dough Property ("Jane Dough"), which is adjacent to Nichols Ranch, is continuing and is expected to be completed by mid-2017.  Jane Dough is expected to be placed into production after the thirteenth header house is completed at Nichols Ranch.  Following Jane Dough, the Hank Project is fully permitted to be constructed as a satellite facility to Nichols Ranch.

Extraction and Recovery – Conventional Uranium Segment

The Company recovered approximately 680,000 pounds of U3O8 from the White Mesa Mill during the year ended December 31, 2016, primarily from alternate feed materials and milling of previously mined ore from the Pinenut Mine.  The Company expects to recover approximately 450,000 pounds of U3O8 during the year ending December 31, 2017 at the White Mesa Mill, including approximately 300,000 pounds of U3O8 from dissolved uranium not recovered from previous processing in the mill's tailings management system ("Pond Return") and approximately 150,000 pounds of U3O8 from alternate feed material sources.  In addition, the Company expects to earn a fee for processing additional quantities of alternate feed material at the White Mesa Mill.  The processing fee earned by the Company is expected to cover the Company's processing cost and provide the Company with a reasonable margin.

The Company is actively pursuing additional opportunities to process alternate feed material sources, low grade ore in connection with various uranium clean-up activities, and further recovery of Pond Return.

Evaluation, Permitting and Standby Activities – Conventional Uranium Segment

The Company is selectively advancing permits at certain of its other major conventional uranium projects.  In January 2017, the Company obtained the necessary permits to mine the open pit and underground portions of its Sheep Mountain Project in Wyoming.  The Company also plans to continue the licensing and permitting of the Roca Honda Project, maintain required permits at the Company's conventional standby projects including the La Sal Project and the Daneros Project, and complete certain other well-advanced permits on the Daneros Project expansion and the La Sal Project expansion.  All of these projects serve as important pipeline assets for the Company's future conventional production capabilities, as market conditions warrant.

Sales

During the year ended December 31, 2016, the Company completed sales under its existing contracts of 850,000 pounds of U3O8.  The Company also sold approximately 300,000 pounds of U3O8 based on spot prices at the time of the contract.

In 2016, the Company contracted to sell 200,000 pounds of U3O8 on December 1, 2016 and 200,000 pounds in each of the years ending December 31, 2017 and 2018, with each delivery being priced based on the average spot price per pound of uranium for the five weeks prior to the date of delivery.

In 2017, the Company expects to complete deliveries of 520,000 pounds of U3O8 under four contracts, including 320,000 pounds under three long-term contracts and 200,000 pounds under the spot contract discussed above.  The Company is currently monitoring market conditions for additional sales opportunities.  Selective additional spot sales may be made as necessary to generate cash for operations and development activities.  The Company also continues to pursue new sources of revenue, including additional alternate feed materials and other sources of feed for the Mill.

Stephen P. Antony, P.E., President & CEO of Energy Fuels, is a Qualified Person as defined by Canadian National Instrument 43-101 and has reviewed and approved the technical disclosure contained in this news release, including sampling, analytical, and test data underlying such disclosure.

The summary of core results for the Canyon Project is based on assay results from 157 samples that were taken from split NQ size core ranging from 2 to 10 ft. lengths.  Assay analysis was performed at the White Mesa Mill Laboratory.  U3O8 was analyzed using spectrophotometry, and copper was analyzed using ICP-OES.  A QA/QC program has been implemented for the Canyon core drilling campaign.  The QA/QC program includes: fine duplicates (2 per 100 samples are split and both samples are analyzed by the Mill lab and compared); coarse duplicates (2 per 100 samples are split and both samples are analyzed by the Mill lab and compared); standards and blanks (8 per 100 samples are certified standards or blanks and the Mill lab results are compared to the certified values, and 3 different sample standards and 2 different sample blanks are used in the program); and 3rd party laboratory analysis (a split of 4 per 100 samples are sent to Inter-Mountain Labs, Inc. (IML) in Sheridan, Wyoming for independent uranium and copper testing; and the IML results are then compared to the Mill lab results.  To date, 32 IML results have been received and confirmed to be consistent with the Mill lab results.  In general, the breccia pipe mineralized zone where the samples were collected is orientated vertically, varies in diameter from 140 to 190 feet, and ranges in depth from 1,200 to 1,600 feet below the surface.

About Energy Fuels:  Energy Fuels is a leading integrated US-based uranium mining company, supplying U3O8 to major nuclear utilities.  Energy Fuels holds three of America's key uranium production centers, the White Mesa Mill in Utah, the Nichols Ranch Processing Facility in Wyoming, and the Alta Mesa Project in Texas.  The White Mesa Mill is the only conventional uranium mill operating in the U.S. today and has a licensed capacity of over 8 million pounds of U3O8 per year.  The Nichols Ranch Processing Facility is an ISR production center with a licensed capacity of 2 million pounds of U3O8 per year.  Alta Mesa is an ISR production center currently on care and maintenance.  Energy Fuels also has the largest NI 43-101 compliant uranium resource portfolio in the U.S. among producers, and uranium mining projects located in a number of Western U.S. states, including one producing ISR project, mines on standby, and mineral properties in various stages of permitting and development.  The Company also produces vanadium as a co-product of its uranium production form certain of its mines on the Colorado Plateau, as market conditions warrant.  The Company's common shares are listed on the NYSE MKT under the trading symbol "UUUU", and on the Toronto Stock Exchange under the trading symbol "EFR".

ADDITIONAL NON-US GAAP FINANCIAL PERFORMANCE MEASURES

The Company has included the additional non-US GAAP measure "Gross Profit" in the financial statements and in this news release.  Management notes that "Gross Profit" provides useful information to investors as an indication of the Company's principal business activities before consideration of how those activities are financed, sustaining capital expenditures, corporate and exploration and evaluation expenses, finance income and costs, and taxation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This news release contains certain "Forward Looking Information" and "Forward Looking Statements" within the meaning of applicable Canadian and United States securities legislation, which may include, but is not limited to, statements with respect to: production and sales forecasts; expectation that the acquisition of the Alta Mesa Project has lowered the Company's portfolio-wide cost of production or has expanded the Company's future lower-cost ISR scalability; the Company's expectations as to the timing of completion of shaft sinking, underground drilling, evaluation and preparation of a revised NI 43-101 Report for the Canyon Project; expectations that drill results at the Canyon Project could result in an expansion of the previously estimated mineral resource and/or identification of a significant copper resource; whether all or a portion of any copper resource at the Canyon Project can be recovered at the White Mesa Mill or elsewhere; scalability, and the Company's ability and readiness to re-start or expand any of its existing projects to respond to any improvements in uranium market conditions; the expectation that amendments to the Company's Debentures will provide the Company with additional financial flexibility for execution of its business plan; the expectation that the Company will earn a reasonable margin on any of its alternate feed material or other processing activities; the ability of the Company to secure any new sources of alternate feed materials or other processing opportunities at the White Mesa Mill; the ability of the Company to manage its activities and assets conservatively under current market conditions while maintaining its uranium resource base and recovery capabilities; the ability of the Company to enter into suitable sales contracts in the future; expected timelines for the permitting and development of projects; mineral resource estimates; the Company's expectations as to longer term fundamentals in the market and price projections; the Company's expectations as to expenditures and cost reductions; and expectations to become or maintain its position as a leading uranium company in the United States.  Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" "does not expect", "is expected", "is likely", "budget" "scheduled", "estimates", "forecasts", "intends", "anticipates", "does not anticipate", or "believes", or variations of such words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur", "be achieved" or "have the potential to".  All statements, other than statements of historical fact, herein are considered to be forward-looking statements.  Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from those anticipated in these forward-looking statements include risks associated with:  production and sales forecasts; expectation that the acquisition of the Alta Mesa Project has lowered the Company's portfolio-wide cost of production or has expanded the Company's future lower-cost ISR scalability; the Company's expectations as to the timing of completion of shaft sinking, underground drilling, evaluation and preparation of a revised NI 43-101 Report for the Canyon Project; expectations that drill results at the Canyon Project could result in an expansion of the previously estimated mineral resource and/or identification of a significant copper resource; whether all or a portion of any copper resource at the Canyon Project can be recovered at the White Mesa Mill or elsewhere; scalability, and the Company's ability and readiness to re-start or expand any of its existing projects, to respond to any improvements in uranium market conditions; the expectation that amendments to the Company's Debentures will provide the Company with additional financial flexibility for execution of its business plan; the expectation that the Company will earn a reasonable margin on any of its alternate feed material or other processing activities; the ability of the Company to secure any new sources of alternate feed materials or other processing opportunities at the White Mesa Mill; the ability of the Company to manage its activities and assets conservatively under current market conditions while maintaining its uranium resource base and recovery capabilities; the ability of the Company to enter into suitable sales contracts in the future; expected timelines for the permitting and development of projects; mineral resource estimates; the Company's expectations as to longer term fundamentals in the market and price projections; the Company's expectations as to expenditures and cost reductions; expectations to become or maintain its position as a leading uranium company in the United States; and the other factors described under the caption "Risk Factors" in the Company's Annual Report on Form 10-K dated March 9, 2017, which is available for review on EDGAR at www.sec.gov/edgar.shtml, on SEDAR at www.sedar.com, and on the Company's website at www.energyfuels.com.  Forward-looking statements contained herein are made as of the date of this news release, and the Company disclaims, other than as required by law, any obligation to update any forward-looking statements whether as a result of new information, results, future events, circumstances, or if management's estimates or opinions should change, or otherwise.  There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements.  The Company assumes no obligation to update the information in this communication, except as otherwise required by law.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING ESTIMATES OF MEASURED, INDICATED AND INFERRED RESOURCES

This news release contains certain disclosure that has been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of U.S. securities laws.  Unless otherwise indicated, all reserve and resource estimates included in this news release have been prepared in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum ("CIM") classification system.  Canadian standards, including NI 43-101, differ significantly from the requirements of U.S. securities laws, and reserve and resource information contained in this news release may not be comparable to similar information disclosed by companies reporting only under U.S. standards.  In particular, the term "resource" does not equate to the term "reserve" under SEC Industry Guide 7.  United States investors are cautioned not to assume that all or any of Measured or Indicated Mineral Resources will ever be converted into mineral reserves.  Investors are cautioned not to assume that all or any part of an "Inferred Mineral Resource" exists or is economically or legally minable.  Energy Fuels does not hold any Reserves as that term is defined by SEC Industry Guide 7.  Please refer to the section entitled "Cautionary Note to United States Investors Concerning Disclosure of Mineral Resources" in the Company's Annual Report on Form 10-K dated March 9, 2017 for further details.

SOURCE Energy Fuels Inc.

To view the original version on PR Newswire, visit: http://www.newswire.ca/en/releases/archive/March2017/10/c7415.html

%CIK: 0001385849

For further information: Investor Inquiries: Energy Fuels Inc., Curtis Moore, VP - Marketing and Corporate Development, (303) 974-2140 or Toll free: (888) 864-2125, investorinfo@energyfuels.com, www.energyfuels.com

CO: Energy Fuels Inc.

CNW 07:00e 10-MAR-17